UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): March 28, 2005


                               HOMEFED CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


         1-10153                                           33-0304982
(Commission File Number)                       (IRS Employer Identification No.)


1903 WRIGHT PLACE, SUITE 220, CARLSBAD, CALIFORNIA                92008
     (Address of Principal Executive Offices)                  (Zip Code)


                                  760-918-8200
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On March 28, 2005, the Compensation Committee of HomeFed Corporation (the "Company") awarded certain compensation to Mr. Paul J. Borden, President and Chief Executive Officer of the Company described below.

Mr. Borden maintains his primary residence in New Jersey, and the Company reimburses the executive for costs of maintaining a temporary residence in California, airfare to and from his primary residence and transportation costs including the personal use of a company car while in California. Such reimbursements are considered to be taxable compensation reportable by Mr. Borden under federal income tax rules, which results in a net cash cost to him, even though he does not gain any incremental financial benefit from these reimbursements.

As a result, beginning in 2005, the Company has agreed to pay Mr. Borden additional compensation which, after taxes, will provide him with sufficient funds to pay the taxes due on the expense amounts reimbursed by the Company. In addition, the Company has agreed to pay Mr. Borden a bonus of $215,663 for the 2004 additional taxable compensation reported by Mr. Borden for reimbursements made with respect to prior periods.

In addition, the Company increased the annual salaries (effective January 1, 2005) of and awarded discretionary bonuses for 2004 (on January 12, 2005) to its executive officers as follows:

Name                                               Salary              Bonus
----                                               ------              -----

Paul J. Borden,
President and Chief Executive Officer              $231,790          $356,751

Curt R. Noland,
Vice President                                     $150,000          $303,472

Erin N. Ruhe,
Vice President, Treasurer and Controller           $113,300          $253,300


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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 30, 2005

                                     HOMEFED CORPORATION

                                     /s/ Erin N. Ruhe
                                     ------------------------------------
                                     Name: Erin N. Ruhe
                                     Title: Vice President




















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